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                                                                   Ex-99.(h)(1)

                                  APPENDIX A

                           WELLS FARGO MASTER TRUST
                           ADMINISTRATION AGREEMENT

          Funds of Wells Fargo Master Trust Covered by This Agreement

Fee of 0.15% of average daily net assets: except that no administration fee will be charged to the Master Trust Portfolios, so long as an administration fee is charged to the Gateway Funds of Wells Fargo Funds Trust.

                         C&B Large Cap Value Portfolio
                         Disciplined Growth Portfolio
                      Diversified Fixed Income Portfolio
                          Diversified Stock Portfolio
                           Emerging Growth Portfolio
                          Equity Income Portfolio/1/
                            Equity Value Portfolio
                                Index Portfolio
                      Inflation-Protected Bond Portfolio
                        International Core Portfolio/2/
                        International Growth Portfolio
                         International Index Portfolio
                         International Value Portfolio
                       Large Cap Appreciation Portfolio
                        Large Company Growth Portfolio
                        Managed Fixed Income Portfolio
                        Short-Term Investment Portfolio
                           Small Cap Index Portfolio
                        Small Company Growth Portfolio
                         Small Company Value Portfolio
                            Stable Income Portfolio
                      Strategic Small Cap Value Portfolio
                          Total Return Bond Portfolio

Most recent annual approval: March 27, 2009
Appendix A amended: January 11, 2010

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/1/  On January 11, 2010 the Board of Trustees of Wells Fargo Master Trust
     approved the name change of the Equity Income Portfolio to the Disciplined Value Portfolio effective July 16, 2010.
/2/ On January 11, 2010 the Board of Trustees of Wells Fargo Master Trust approved the name change of the International Core Portfolio to the International Equity Portfolio effective July 16, 2010.

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   The foregoing fee schedule is agreed to as of January 11, 2010 and shall remain in effect until changed in writing by the parties.

                                             WELLS FARGO MASTER TRUST

                                             By:
                                                  -----------------------------
                                                  C. David Messman
                                                  Secretary

                                             WELLS FARGO FUNDS MANAGEMENT, LLC

                                             By:
                                                  -----------------------------
                                                  Andrew Owen
                                                  Executive Vice President

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